UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OFTHE
SECURITIES EXCHANGE ACT OF 1934

FOCUS IMPACT BH3 NEWCO, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	33-4582264 (I.R.S. Employer Identification No.)

1345 Avenue of the Americas, 33rd Floor New York, New York (Address of principal executive offices)	10105 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Common Stock, $0.0001 par value per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-281116

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered

The securities to be registered hereby are the shares of Class A common stock of Focus Impact BH3 NewCo, Inc. (“NewCo”). Upon the close of the business combination with XCF Global Capital, Inc., a Nevada Corporation, NewCo which will change its registered name to XCF Global, Inc. The description of the shares of Class A common stock contained in the final proxy statement/prospectus forming a part of the Registration Statement on Form S-4, as originally publicly filed with the Securities and Exchange Commission on July 31, 2024, as amended from time to time (Registration No. 333-281116) (the “Registration Statement”) to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2. Exhibits

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the Nasdaq Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FOCUS IMPACT BH3 NEWCO, INC.
Dated: June 6, 2025
	By:	/s/ Carl Stanton
	Name:	Carl Stanton
	Title:	Chief Executive Officer